As filed with the Securities and Exchange Commission on October 3, 2007

Registration No. 33-94736

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

REGISTRATION STATEMENT ON

FORM S-8

UNDER

THE SECURITIES ACT OF 1933

INDEVUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3047911
(State or other jurisdiction of Incorporation)	(I.R.S. Employer I.D. number)

33 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of Registrant’s principal executive offices)

1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

(Full Title of Plan)

Glenn L. Cooper, M.D., Chief Executive Officer and Chairman

33 Hayden Avenue

Lexington, MA 02421

(781) 861-8444

(Address and telephone number of agent for service)

COPY TO:

Josef B. Volman, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, MA 02110-1624

(617) 345-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 Par Value Per Share	250,000(1)	$6.74(2)	$1,685,000	$52.00(3)

(1)	Pursuant to Rule 416 promulgated under the Securities Act an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1995 Employee Stock Purchase Plan, as amended. The Registrant previously registered 800,000 shares under the 1995 Employee Stock Purchase Plan, including 100,000 shares which were covered under the initial Registration Statement originally filed on July 19, 1995, 150,000 additional shares which were covered under an Post-Effective Amendment No. 1 to the Registration Statement filed on September 22, 2000, 250,000 additional shares which were covered under a Registration Statement filed on March 28, 2003, and 300,000 additional shares which were covered under a Registration Statement filed on August 31, 2005.

(2)	Based on the average of the high and low sales price of the Common Stock as of September 27, 2007 and estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)	For purposes of calculating the registration fee, the maximum offering price per share has been estimated at $6.74 with respect to 250,000 shares of common stock to be registered at prices computed on the basis of fluctuating market prices pursuant to Rule 457(c) under the Securities Act. The Registrant previously paid filing fees of $562.79 with respect to the 800,000 shares previously registered.

PART I

EXPLANATORY NOTE

A total of 100,000 shares of the Common Stock, $.001 par value per share, of Indevus Pharmaceuticals, Inc., formerly Interneuron Pharmaceuticals, Inc. (the “Company”) were registered by an initial registration statement on Form S-8, Registration No. 33-94736, on July 19, 1995 to be issued in connection with the Company’s 1995 Employee Stock Purchase Plan, as amended (the “1995 Plan”). Such registration statement was amended to increase the number of shares registered thereunder from 100,000 to 250,000 by Post-Effective Amendment No. 1 thereto filed on September 22, 2000. Further, an additional 250,000 shares and 300,000 shares were registered under registration statements filed on March 28, 2003 and August 31, 2005, respectively.

Effective January 24, 2007, the Board of Directors of the Company authorized, subject to stockholder approval, an amendment to the 1995 Plan for the sole purpose of increasing the number of shares reserved for issuance thereunder from 800,000 shares to 1,050,000 shares. The stockholders of the Company approved this amendment on April 17, 2007. The purpose of this Registration Statement (the “Registration Statement”) is to increase the number of shares covered by the earlier registration statements, as amended, from 800,000 shares to 1,050,000 shares.

Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page; statements that the contents of the earlier registration statements pertaining to the 1995 Plan are incorporated by reference; required opinions and consents; the signature page; and information required in this Registration Statement that was not in earlier registration statements.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Commission (File No. 0-18728) pursuant to the Exchange Act are incorporated herein by reference:

(i)	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2006, including all material incorporated by reference therein, filed on December 7, 2006, as amended by our Annual Report on Form 10-K/A filed on January 26, 2007;

(ii)	Our Quarterly Report on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007 and June 30, 2007;

(iii)	Our Current Reports on Form 8-K filed December 12, 2006 (2 reports), December 15, 2006; January 10, 2007; February 7, 2007; March 29, 2007; April 4, 2007; April 11, 2007; April 17, 2007 (as amended by Forms 8-K/A filed May 10, 2007 and June 22, 2007); April 25, 2007, May 4, 2007, June 7, 2007, July 3, 2007, August 6, 2007, August 7, 2007 (Acc-no: 0001193125-07-172964), August 17, 2007, August 28, 2007 and September 21, 2007;

(iv)	The description of our Common Stock, $.001 par value per share, which is set forth in our Registration Statement on Form 8-A declared effective on March 8, 1990, as amended, registering the Common Stock under the Exchange Act;

(v)	The Company’s Registration Statement on Form S-8 filed on July 19, 1995, as amended by the Post-Effective Amendment No. 1 thereto filed on September 22, 2000, and registration statements on Form S-8 filed on March 28, 2003 and August 31, 2005, respectively (Registration No. 33-94736), and all consents and opinions with respect thereto;

(vi)	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of this offering except the Compensation Committee Report on Executive Compensation and the performance graph included in the Proxy Statement filed pursuant to Section 14 of the Exchange Act; and

(vii)	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act, since September 30, 2006.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or into such documents). Such request may be directed to: Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, Massachusetts 02421-7966, Attention: Chief Financial Officer, telephone (781) 861-8444.

ITEM 8.	EXHIBITS

Exhibits	Description of Document
4.1	Provisions of the Restated Certificate of Incorporation of Indevus, as amended, that define the rights of securityholders of Indevus (incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K filed with the SEC on December 14, 2005 and Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007)

4.2	Provisions of the By-laws of Indevus, that define the rights of securityholders of Indevus (incorporated by reference to Exhibit 99.4 to our Current Report on Form 8-K filed with the SEC on July 7, 2003)

4.3	Amendment No. 5 to the 1995 Plan (1)

5	Opinion of Burns & Levinson LLP (1)

23.1	Consent of PricewaterhouseCoopers LLP (1)

23.2	Consent of Ernst & Young LLP (1)

23.3	Consent of Burns & Levinson LLP (included in Exhibit 5)

24.1	Power of Attorney (included in signature pages hereto)

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on the 3rd day of October, 2007.

INDEVUS PHARMACEUTICALS, INC.

By:	/s/ Glenn L. Cooper, M.D.
Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints jointly and severally, Glenn L. Cooper, M.D. and Michael W. Rogers, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in facts and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Glenn L. Cooper, M.D. Glenn L. Cooper, M.D.	Chairman of the Board of Directors and Chief Executive Officer	October 3, 2007

/s/ Andrew Ferrara Andrew Ferrara	Director	October 3, 2007

/s/ James C. Gale James C. Gale	Director	October 3, 2007

/s/ Michael E. Hanson Michael E. Hanson	Director	October 3, 2007

/s/ Stephen C. McCluski Stephen C. McCluski	Director	October 3, 2007

/s/ Cheryl P. Morley Cheryl P. Morley	Director	October 3, 2007

/s/ Malcolm Morville, Ph.D. Malcolm Morville, Ph.D.	Director	October 3, 2007

David B. Sharrock	Director

/s/ Michael W. Rogers Michael W. Rogers	Executive Vice President Treasurer and Chief Financial Officer (Principal Financial Officer)	October 3, 2007

/s/ Dale Ritter Dale Ritter	Senior Vice President, Finance (Principal Accounting Officer)	October 3, 2007

Exhibit Index

Exhibits	Description of Document
4.1	Provisions of the Restated Certificate of Incorporation of Indevus, as amended, that define the rights of securityholders of Indevus (incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K filed with the SEC on December 14, 2005 and Exhibit 3.1 to our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2007)

4.2	Provisions of the By-laws of Indevus, that define the rights of securityholders of Indevus (incorporated by reference to Exhibit 99.4 to our Current Report on Form 8-K filed with the SEC on July 7, 2003)

4.3	Amendment No. 5 to the 1995 Plan (1)

5	Opinion of Burns & Levinson LLP (1)

23.1	Consent of PricewaterhouseCoopers LLP (1)

23.2	Consent of Ernst & Young LLP (1)

23.3	Consent of Burns & Levinson LLP (included in Exhibit 5)

24.1	Power of Attorney (included in signature pages hereto)

(1)	Filed herewith.